SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2025

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34582	27-0950358
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3 Easton Oval Suite 500	Columbus	Ohio	43219
(Address of principal executive office)			(Zip code)

(814) 726-2140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, 0.01 Par Value	NWBI	NASDAQ Stock Market, LLC

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

Item 8.01    Other Events

On April 23, 2025, Northwest Bancshares, Inc. (“Northwest”), parent company of Northwest Bank, issued a press release announcing that it has received all necessary regulatory approvals for the merger between Northwest and Penns Woods Bancorp, Inc. (“Penns Woods”), with Northwest as the surviving corporation (the “Merger”), and for the mergers between Northwest Bank and Penns Woods’ wholly owned subsidiaries, Jersey Shore State Bank and Luzerne Bank, with Northwest Bank as the surviving bank.

The Agreement and Plan of Merger dated as of December 16, 2024, by and between Northwest and Penns Woods, was approved by Penns Woods’ shareholders on April 22, 2025.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

99.1	News Release issued by Northwest Bancshares, Inc. on April 23, 2025
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	April 23, 2025	By:	/s/ Douglas M. Schosser
Douglas M. Schosser
Chief Financial Officer